UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2014

LeMaitre Vascular, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33092

Delaware	04-2825458
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

63 Second Avenue

Burlington, MA 01803

(Address of principal executive offices, including zip code)

781-221-2266

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 30, 2014, LeMaitre Vascular, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Canaccord Genuity Inc. and Stifel, Nicolaus & Company, Incorporated as representatives (the “Representatives”) of the several underwriters party thereto (collectively, the “Underwriters”), relating to the public offering (the “Offering”) of 1,430,000 shares of the Company’s common stock, $0.01 par value per share (the “Firm Shares”), at a price to the public of $7.00 per share (the “Offering Price”), less underwriting discounts. Under the terms of the Underwriting Agreement, the Company has also granted the Underwriters a 30-day option to purchase up to an additional 214,500 shares of Common Stock (the “Option Shares” and, together with the Firm Shares, the “Shares”) to cover over-allotments, if any, at the Offering Price. The net proceeds to the Company from the sale of the Shares, after deducting the underwriting discounts and other estimated offering expenses payable by the Company, are expected to be approximately $9.1 million assuming no exercise by the Underwriters of their over-allotment option for the Option Shares, or $10.5 million if the Underwriters exercise their over-allotment option for the Option Shares in full. The Offering is expected to close on June 4, 2014, subject to the satisfaction of customary closing conditions.

This Offering is being made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-195658) filed with the Securities and Exchange Commission on May 2, 2014, and declared effective on May 14, 2014, and the related prospectus supplement.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The foregoing is only a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

The legal opinion of Cooley LLP relating to the Common Stock being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

On May 30, 2014, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibits are deemed to have been filed with the Securities and Exchange Commission:

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of May 30, 2014, among LeMaitre Vascular, Inc., Canaccord Genuity Inc. and Stifel, Nicolaus & Company, Incorporated.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release issued by LeMaitre Vascular, Inc. dated May 30, 2014.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeMaitre Vascular, Inc.

Date: May 30, 2014	By:	Joseph P. Pellegrino, Jr.
/s/ JOSEPH P. PELLEGRINO, JR.
Joseph P. Pellegrino, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of May 30, 2014, among LeMaitre Vascular, Inc., Canaccord Genuity Inc. and Stifel, Nicolaus & Company, Incorporated.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release issued by LeMaitre Vascular, Inc. dated May 30, 2014.